EXHIBIT 99.1

Zomedica Announces First Quarter 2025 Financial Results: Revenue of $6.5 Million; 68% Gross Margin, and $65 Million in Liquidity to Support Growth

ANN ARBOR, MI / ACCESSWIRE / May 15, 2025 / Zomedica Corp. (OTCQB: ZOMDF) (“Zomedica” or the “Company”), a veterinary health company offering point-of-care diagnostic and therapeutic products for equine and companion animals, today reported consolidated financial results for the first quarter ended March 31, 2025.

“We are pleased with our performance in the first quarter as we posted record year over year revenue for the 17th straight quarter,” said Larry Heaton, President and Chief Executive Officer of Zomedica. “Bolstered by continued and robust usage of our consumable PulseVet® products, and the continued growth and adoption of our TRUFORMA® products, we were able to deliver the strongest first quarter in company history.

“Through further expansion of our portfolio, highlighted by the introduction of our new VETIGEL® product line, and the continued optimization of our commercial organization, we are seeing the positive impact in both placements and consumable usage, further supporting a foundation for recurring sales revenue in the future.

“International sales continue to grow, with sales up 32% compared to the first quarter of 2024, driven by a combination of organic growth and orders from new distributor partners. Gross margin, a key component of reaching profitability, came in at 68% compared to 66% in the first quarter of 2024.

“Based on the momentum we have created through the first quarter of the year, supported by the strength of our balance sheet, we believe that we are well positioned to aggressively execute on our strategy to drive the accelerated adoption of our innovative portfolio on a global scale,” concluded Mr. Heaton.

2025 First Quarter Financial Highlights

Revenue for the first quarter of 2025 grew by 4% to $6.5 million, compared to first quarter 2024 revenue, highlighted by 13% growth in the sale of Consumables, driven primarily by accelerating adoption of our TRUFORMA line of products and the continued, strong performance of PulseVet® trodes, from both new device installations and reorders associated with existing systems.

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Revenue by Product Segment:

•	Therapeutic Device segment revenue, comprised of our PulseVet and Assisi® products, was $5.9 million, up 8% from first quarter 2024 revenues.
•	Diagnostics segment revenue, comprised of our TRUFORMA®, TRUVIEW®, and VETGuardian® products, was $0.6 million, down 25% over first quarter 2024 revenues, primarily driven by large, initial distribution orders of VetGuardian products upon launching in the first quarter of last year, which did not repeat this year.

Revenue by Product Category:

•	Consumable revenues grew to $4.5 million, up 13% over first quarter 2024 revenues.
•	Capital revenues were $2.0 million, down 12% from first quarter 2024 revenues, primarily impacted by the initial distribution orders for VETGuardian products placed last year as mentioned above.

Gross margin was 68% for the first quarter of 2025.

* Reported financial metrics, including year-over-year and sequential percentage changes, are calculated using actual results, which may not match calculations done using the figures shown in this press release due to rounding. Please refer to the Company’s Form 10-Q for additional detail.

2025 First Quarter Results Review

Revenue for the three months ended March 31, 2025, was $6.5 million, compared to $6.3 million for the three months ended March 31, 2024, an increase of $0.2 million or 4%. Highlighting the strong performance in the quarter was Therapeutics revenue growth of 8%, and Consumables revenue growth of 13% over the prior year quarter.

Cost of revenue was $2.1 million, flat to cost of revenue for the three months ended March 31, 2024 on higher sales. Margins remained strong at 68%.

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Operating expenses for the first quarter of 2025 include a non-cash impairment charge of $55.8 million, triggered by the decline in the Company’s market capitalization, a function of the Company’s share price.

Total operating expenses including this non-cash impairment charge were $69.0 million. Excluding the impairment charge, adjusted operating expenses were $13.2 million, $1.3 million or 9%, lower than the first quarter of 2024.

Research and development expenses were $1.9 million, compared to $1.8 million for the three months ended March 31, 2024, an increase of $0.1 million or 5%, with costs related to the continued buildup of internal capabilities to develop, test, and manufacture our next generation of therapeutic and diagnostic products.

Selling and marketing expenses were $5.0 million, compared to $4.1 million for the three months ended March 31, 2024, an increase of $0.9 million or 22%, primarily driven by the increased headcount of our sales department as we continued to build out our staff through recent hiring campaigns.

General and administrative expenses were $6.3 million, compared to $8.6 million for the three months ended March 31, 2024, a decrease of $2.3 million or 27%, primarily driven by the non-recurrence of professional fees for specialized accounting and development work associated with acquisitions, the non-recurrence of one-time special meeting and proxy fees, and lower stock-based compensation expense.

Net loss for the three months ended March 31, 2025, includes a non-cash impairment expense of $55.8M, triggered by the decline in the Company’s market capitalization, as discussed above, producing an overall net loss of $63.8 million compared to a net loss of $9.2 million for the three months ended March 31, 2024.

*Non-GAAP EBITDA loss (which includes adjustments for stock compensation) for the three months ended March 31, 2025, was $61.7 million compared to a loss of $7.5 million for the three months ended March 31, 2024, which again included the impairment expense of $55.8M triggered by the decline in the Company’s market capitalization.

When adjusting for the non-recurring items noted above and other non-cash items, **Adjusted Non-GAAP EBITDA loss was $5.7 million, compared to **Adjusted Non-GAAP EBITDA loss of $5.3 million for the first quarter of 2024.

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Liquidity and Outstanding Share Capital

Zomedica had cash, cash equivalents, and available-for-sale securities of $64.6 million as of March 31, 2025, compared to $71.4 million as of December 31, 2024, in line with the Company’s expectations.

As of March 31, 2025, Zomedica had 979,949,668 common shares issued and outstanding.

For complete financial results, please see Zomedica’s filings on EDGAR and SEDAR+ or visit the Zomedica website at www.zomedica.com.

For percentage calculations please refer to the financial statements filed with the SEC on Thursday, May 15, 2025, along with other public filings.

Conference Call Details

Zomedica will host a conference call on Thursday, May 15, 2025, at 4:30 p.m. ET to discuss the Company’s operational and financial highlights for its first quarter ended March 31, 2025. A question-and-answer session will follow management’s prepared remarks.

Event: Zomedica Corp. Q1 2025 Financial Results Conference Call

Date: Thursday, May 15, 2025

Time: 4:30p.m. Eastern Time

Live Call: +1-800-717-1738 (U.S. Toll-Free) or +1-646-307-1865 (International)

Webcast: LINK

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until Thursday, May 29, 2025, at 11:59 PM ET and can be accessed by dialing +1-844-512-2921 (U.S. Toll-Free) or +1-412-317-6671 (International) and entering replay pin number: 1148151.

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About Zomedica

Zomedica is a leading equine and companion animal healthcare company dedicated to improving animal health by providing veterinarians innovative therapeutic and diagnostic solutions. Our gold standard PulseVet® shock wave system, which accelerates healing in musculoskeletal conditions, has transformed veterinary therapeutics. Our suite of products also includes the Assisi® Loop line of therapeutic devices, along with the TRUFORMA® diagnostic platform, TRUVIEW® digital cytology system, VETGuardian® no-touch monitoring system, and VETIGEL® hemostatic gel, all designed to empower veterinarians to provide top-tier care. In the aggregate, their total addressable market in the U.S. exceeds $2 billion. Headquartered in Michigan, Zomedica employs approximately 150 people and manufactures and distributes its products from its world-class facilities in Georgia and Minnesota. Zomedica grew revenue 8% in 2024 to $27 million and maintains a strong balance sheet with approximately $65 million in liquidity as of March 31, 2025. Zomedica is advancing its product offerings, leveraging strategic acquisitions, and expanding internationally as we work to enhance the quality of care for pets, increase pet parent satisfaction, and improve the workflow, cash flow and profitability of veterinary practices. For more information visit www.zomedica.com.

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Cautionary Note Regarding Forward-Looking Statements

Except for statements of historical fact, this news release contains certain “forward-looking information” or “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words, or statements that certain events or conditions “may” or “will” occur and include statements relating to our expectations regarding future results. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance, or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

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Forward-looking information is based on the opinions and estimates of management at the date the statements are made, including assumptions with respect to economic growth, demand for the Company’s products, the Company’s ability to produce and sell its products, sufficiency of our budgeted capital and operating expenditures, the satisfaction by our strategic partners of their obligations under our commercial agreements and our ability to realize upon our business plans and cost control efforts.

Our forward-looking information is subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: the outcome of clinical studies; the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments; uncertainty as to whether our strategies and business plans will yield the expected benefits; uncertainty as to the timing and results of development work and verification and validation studies; uncertainty as to the timing and results of commercialization efforts, including international efforts, as well as the cost of commercialization efforts, including the cost to develop an internal sales force and manage our growth; uncertainty as to our ability to realize the anticipated growth opportunities from our acquisitions; uncertainty as to our ability to supply products in response to customer demand; supply chain risks associated with tariff changes; uncertainty as to the likelihood and timing of any required regulatory approvals, and the availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; veterinary acceptance of our products and purchase of consumables following adoption of our capital equipment; competition from related products; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; performance by our strategic partners of their obligations under our commercial agreements, including product manufacturing obligations; risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to any required clinical trials and regulatory approvals, risks relating to the safety and efficacy of our products, the use of our products, intellectual property protection, risks related to the COVID-19 pandemic and its impact upon our business operations generally, including our ability to develop and commercialize our products, and the other risk factors disclosed in our filings with the SEC and under our profile on SEDAR+ at www.sedarplus.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

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The forward-looking information contained in this news release is expressly qualified by this cautionary statement. We undertake no duty to update any of the forward-looking information to conform such information to actual results or to changes in our expectations except as otherwise required by applicable securities legislation. Readers are cautioned not to place undue reliance on forward-looking information.

Investor Relations Contact:

Zomedica Investor Relations

investors@zomedica.com

1-734-369-2555

SOURCE: Zomedica Corp.

Non-GAAP Measures

Non-GAAP EBITDA, Adjusted Non-GAAP EBITDA, and other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Zomedica’s on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Zomedica’s financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented below.

* Non-GAAP EBITDA is defined as net loss and comprehensive loss excluding amortization, depreciation, non-cash stock compensation, and taxes while reversing out the benefits derived from net interest income.

** Non-GAAP Adjusted EBITDA is defined as Non-GAAP EBITDA, as defined above, excluding impairment charges and non-recurring items; including but not limited to specialized accounting, tax, and audit services, new facility integration / start-up costs, and other one-time items.

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ZOMEDICA CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

	Three Months Ended March 31,
	2025	2024

Net loss and comprehensive loss	$(63,765)	$(9,223)
Amortization expense	1,692	1,597
Depreciation expense	521	334
Stock-compensation expense	618	1,101
Interest income	(730)	(1,093)
Income tax benefit	(57)	(166)
Non-GAAP EBITDA loss	$(61,721)	$(7,450)
Impairment expense	55,833	-
Proforma adjustments (1)	143	2,193
Adjusted Non-GAAP EBITDA loss	$(5,745)	$(5,257)

(1)	Proforma adjustments for the three months ended March 31, 2025 included $135 of one-time general and administrative expenses and $8 of one-time selling and marketing expenses.

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